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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 28, 2002


                                STERICYCLE, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-21229                 36-3640402
 (State or other juris-           (Commission file            (IRS employer
diction of incorporation)              number)           identification number)


                             28161 North Keith Drive
                           Lake Forest, Illinois 60045
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (847) 367-5910

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Item 5.    Other Events

         a. Amendment of Senior Credit Facility

         On June 28, 2002, Stericycle, Inc. (the "Company") entered into an amendment of its senior secured credit facility increasing the Company's revolving credit facility from $80.0 million to $105.0 million and modifying the loan covenants restricting the Company's payments to purchase or redeem shares of its common stock or to redeem its 12-3/8% senior subordinated notes.

         A copy of this amendment to the Company's amended and restated credit agreement is filed as Exhibit 10.1 to this Report.

         b. Cessation of Dividend Accrual on Preferred Stock

         On July 26, 2002, the Company entered into an amendment and waiver agreement (the "waiver agreement") with the holders of its Series A convertible preferred stock pursuant to which the parties agreed that the 3.375% payment-in-kind dividends payable on the shares of preferred stock ceased to accrue after May 31, 2002 (except in certain limited circumstances), and that the certificate of designation in respect of the rights and preferences of the preferred stock will be amended accordingly (subject to stockholder approval).

         The holders of the Company's preferred stock consist of two groups of investors. One group is comprised of investment funds associated with Bain Capital, LLC, and the other group is comprised of investment funds associated with Madison Dearborn Partners, LLC. Under the waiver agreement, the Company and the investors also agreed to amend their existing registration rights agreement to modify the investors' right to three demand registrations. As amended and restated as of July 26, 2002, the registration rights agreement provides that each group has the right to two demand registrations, which may consist of two shelf registrations or one shelf registration and one firm commitment underwritten public offering.

         Under the waiver agreement, the Company and the investors agreed in addition to amend their existing corporate governance agreement to modify the investors' right to name two directors to the Company's board of directors. As amended and restated as of July 26, 2002, the corporate governance agreement provides that each group's right to name one director to the Company's board will terminate if and when the number of shares of common stock issued or issuable upon conversion of the group's shares of preferred stock falls below 25% of the number of shares of common stock issuable upon conversion of the group's shares of preferred stock as of the purchase of those shares in November 1999.

         Copies of the waiver agreement, the certificate of amendment to the certificate of designation, the amended and restated registration rights agreement, and the amended and restated corporate governance agreement are filed as Exhibits 10.2, 3.1, 4.1 and 10.3, respectively, to this Report.

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Item 7.    Financial Statements and Exhibits

         The following exhibits are filed with this Report:

     Exhibit                            Description
     -------                            -----------

       4.1 Amended and Restated Registration Rights Agreement, dated as of July 26, 2002, between Stericycle, Inc. and certain investment funds associated with Bain Capital, LLC and certain investment funds associated with Madison Dearborn Partners, LLC

       10.1 Amendment No. 1 to Amended and Restated Credit Agreement, dated as of June 28, 2002, among Stericycle, Inc. as the borrower, certain subsidiaries of Stericycle, Inc. as guarantors, various financial institutions and other persons as lenders, and Bank of America, N.A., as the administrative agent for the lenders

       10.2 Amendment and Waiver Agreement, dated as of July 26, 2002, between Stericycle, Inc. and certain investment funds associated with Bain Capital, LLC and certain investment funds associated with Madison Dearborn Partners, LLC

       10.3 Amended and Restated Corporate Governance Agreement, dated as of July 26, 2002, between Stericycle, Inc. and certain investment funds associated with Bain Capital, LLC and certain investment funds associated with Madison Dearborn Partners, LLC

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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date: August 5, 2002.

                                                 Stericycle, Inc.

                                                 By /s/ Frank J.M. ten Brink
                                                   ----------------------------
                                                    Frank J.M. ten Brink
                                                    Executive Vice President and
                                                      Chief Financial Officer